SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2008

BOWATER INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8712	62-0721803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Camperdown Way, Greenville, South Carolina	29602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 271-7733

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2008, AbitibiBowater Inc. (“AbitibiBowater”), parent of Bowater Incorporated (“Bowater”), entered into a Purchase Agreement (the “Purchase Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”) for the sale and issuance of $350 million aggregate principal amount of 8.0% Convertible Notes due 2013 (the “Notes”) pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Bowater Incorporated will fully and unconditionally guarantee the obligations under the Notes.

The Notes will be issued pursuant to an indenture, to be executed at closing. Under the Purchase Agreement, AbitibiBowater is also required to enter into a registration rights agreement at closing that will provide for the registration of the shares of common stock underlying the Notes.

The Notes will bear interest at a rate of 8% per annum, from the issue date (10% per annum if the Company elects to pay interest through the issuance of additional Notes as “paid in kind”). Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2008. The Notes will mature on April 15, 2013.

The Notes will be convertible into shares of common stock of AbitibiBowater at any time prior to the close of business on the business day immediately preceding the maturity date based on an initial conversion rate of 100 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $10.00 per share), subject to standard antidilution adjustments. The conversion of the full amount of the Notes is subject to filings under the Hart-Scott-Rodino Antitrust Improvements Act. The Purchase Agreement provides for the right of Fairfax to put the Notes back to AbitibiBowater at 110% of their principal amount upon a “Fundamental Change” (defined as a change in control of AbitibiBowater or termination of trading of AbitibiBowater’s common stock) and contains customary covenants and events of default.

The consummation of the Notes offering is conditioned upon consummation of other concurrent financing transactions being undertaken by AbitibiBowater.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement, dated March 24, 2008, by and between AbitibiBowater Inc. and Fairfax Financial Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bowater Incorporated has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED

		By:	/s/ William G. Harvey
		Name:	William G. Harvey
		Title:	Vice President and Treasurer
Dated:	March 28, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement, dated March 24, 2008, by and between AbitibiBowater Inc. and Fairfax Financial Holdings Limited